                                                                    EXHIBIT 10.7

                               AGREEMENT OF LEASE



                           DATED AS OF AUGUST 16, 1999



                                 BY AND BETWEEN



                        MERIDIAN CENTRE ASSOCIATES, L.P.



                                    LANDLORD



                                       AND



                          GENENCOR INTERNATIONAL, INC.



                                     TENANT

                                TABLE OF CONTENTS

1.   COMMENCEMENT OF TERM.................................................................1
2.   USE..................................................................................4
3.   RENT.................................................................................4
4.   LEASEHOLD IMPROVEMENTS...............................................................7
5.   SERVICES.............................................................................8
6.   WAIVER OF CERTAIN CLAIMS............................................................10
7.   INSURANCE...........................................................................10
8.   HOLDING OVER........................................................................11
9.   ASSIGNMENT AND SUBLETTING...........................................................12
10.  CONDITION OF PREMISES...............................................................15
11.  USE OF PREMISES.....................................................................15
12.  REPAIRS.............................................................................20
13.  DESTRUCTION OF PREMISES.............................................................21
14.  CONDEMNATION........................................................................22
15.  CERTAIN RIGHTS RESERVED TO LANDLORD.................................................23
16.  LANDLORD'S REMEDIES.................................................................23
17.  LATE CHARGE.........................................................................26
18.  SUBORDINATION OF LEASE..............................................................26
19.  NOTICES AND CONSENTS................................................................26
20.  NO ESTATE IN LAND...................................................................27
21.  INVALIDITY OF PARTICULAR PROVISIONS.................................................27
22.  WAIVER OF TRIAL BY JURY.............................................................28
23.  MISCELLANEOUS TAXES.................................................................28
24.  BROKERAGE...........................................................................28
25.  FORCE MAJEURE.......................................................................28
26.  PARKING.............................................................................29
27.  REPETITIVE DEFAULTS.................................................................29
28.  DIRECTORY AND SIGNAGE...............................................................29
29.  SPECIAL STIPULATIONS................................................................29
30.  QUIET ENJOYMENT.....................................................................30
31.  ESTOPPEL CERTIFICATE BY TENANT......................................................31
32.  INTENTIONALLY DELETED...............................................................31
33.  MOVING ALLOWANCE...................................................................31
34.  TERMINATION OPTION..................................................................31
35.  FINANCIAL STATEMENTS................................................................32
36.  ENTIRE AGREEMENT....................................................................32
37.  RECYCLING PROGRAM...................................................................32
38.  AUTHORITY...........................................................................33
39.  EXHIBITS............................................................................33


EXHIBIT "A"       FLOOR PLAN/SITE PLAN
EXHIBIT "B"       BUILDING STANDARD WORKLETTER
EXHIBIT "C"       CLEANING SCHEDULE

                               AGREEMENT OF LEASE



                THIS AGREEMENT OF LEASE, dated as of August 16, 1999 is entered into by and between MERIDIAN CENTRE ASSOCIATES, L.P., a partnership organized under the laws of the State of New York having its principal place of business at 120 Corporate Woods, Suite 100, Rochester, New York 14623 (the "Landlord"), and GENENCOR INTERNATIONAL, INC., a Delaware corporation with an office at 4 Cambridge Place, 1870 South Winton Road, Rochester, New York 14618 (the "Tenant").


                                   WITNESSETH:

Landlord hereby leases unto Tenant and Tenant hereby accepts from Landlord, that certain space consisting of approximately 43,472 square feet (the "Total Rentable Area") comprised of 34,528 rentable square feet making up the entire third floor (3rd) floor and known as Suite 300 and 8,944 feet on the second floor (the "Premises") of the building (the "Building") known as Building 200 of Meridian Centre, Town of Brighton, County of Monroe, State of New York, with the right to use the subdivided lot (the "Lot") on which the Building is located and the right to use the driveways, parking areas, and all other land to be used in common by all tenants, such driveways, parking areas and other lands collectively referred to as the "Meridian Centre Common Areas"), as more particularly shown on the Floor Plan and Site Plan attached as Exhibit "A" hereto for the term, the rent, and subject to the conditions and covenants hereinafter provided. The Building, and the Lot, and all other improvements thereon will sometimes be collectively referred to herein as the "Property".

1.      COMMENCEMENT OF TERM

                (a) Date of Commencement. The term of this Lease shall commence on that date (the "Commencement Date") which is the earlier of December 8, 1999 or the date on which Landlord has substantially completed with respect to the Premises all of the Work (as defined in Section 4) subject only to punchlist items. For purposes of the preceding sentence, substantial completion of the Work shall include obtaining all permits or approvals necessary to permit Tenant to lawfully occupy the Premises. The term as so commenced shall end at midnight on December 31, 2009 (the "Term"). Notwithstanding the foregoing, Landlord and Tenant agree that if Tenant takes possession of the Premises prior to Landlord's substantial completion of Work, for any purpose other than preparing the Premises for occupancy by Tenant then the term of this Lease shall commence on the date Tenant takes such possession of the Premises.

                (b) Plans and Specifications. Tenant, at its expense, shall submit to Landlord, for Landlord's review and approval, working architectural, engineering, electrical and finish schedule drawings (the "Plans") and a list or lists of specifications ("Specifications"), if not set forth on such Plans, for the Work to be performed at the Premises by September 8, 1999. Tenant shall deliver preliminary plans and drawings to Landlord as soon as possible. Tenant reserves the right, subject to review and approval by Landlord, to supplement, modify or change such Plans and Specifications; provided, however, that Tenant shall be solely responsible for any delays or additional costs caused in the substantial completion of the Premises as a result of any such supplementation, modification or change. Landlord shall have a reasonable time within which to perform its review and approve or disapprove any Plans or Specifications, or supplement, modification or change thereof or thereto. Any such approval or disapproval shall be in writing and in the event of a disapproval the reasons therefor shall be stated in writing. Landlord, further agrees not to unreasonably withhold or delay any such approval or disapproval.

                (c) Tenant Delays. If a delay shall occur in the substantial completion of the Premises by Landlord as the result of (i) Tenant's failure to furnish when due the Plans and Specifications for the Work or any additional information requested in connection therewith, (ii) any supplementation, modification or change by Tenant in any air conditioning requirement, Plan, Specification or finish information furnished by Tenant, (iii) any change order by Tenant other than as described in (ii) above, (iv) the completion of any part of the work by a person, firm or corporation employed by Tenant, (v) installation of Tenant's telephone, word processing, computer and/or other communications systems, or (vi) any direction by Tenant that Landlord hold up proceeding for any reason, then, if any such delay by Tenant causes a delay in the Commencement Date beyond January 1, 2000, then for each day, or part thereof, of such delay, the Commencement Date shall be deemed to be the date the Commencement Date would have been absent such delay.

                (d) Force Majeure Delays. Landlord's obligations to substantially complete the Premises are expressly qualified by the provision in this Lease on "Force Majeure" contained in Section 25 hereof, and each day of delay caused by an event of Force Majeure shall result in a day's postponement of each date and time limit set forth in this section.

                (e) Early Possession. Tenant and its contractors shall be allowed access to the Premises commencing fifteen (15) days prior to the Commencement Date in order to install special equipment such as telephone systems, communications equipment and computer systems; provided that Tenant delivers written evidence to Landlord in advance that Tenant is then carrying all insurance required by Section 7 of this Lease to be carried by Tenant, and provided further that Tenant delivers written evidence to Landlord of the insurance carried by each such contractor, which insurance must be approved in writing by Landlord prior to any such contractor entering the Premises. Landlord shall not be responsible for, nor shall the Commencement Date be delayed as a result of, any delay in the issuance of any occupancy permit for the Premises caused by or related to Tenant's installation of any such special equipment. Any and all activity by Tenant or its contractors in the Premises prior to the Commencement Date (i) shall be coordinated with Landlord and its general contractor to insure that Tenant's work on and to the Premises does not materially interfere with the work being performed by Landlord and its contractors and (ii) shall be in compliance with such reasonable rules as Landlord shall impose. If Landlord determines that Tenant or its contractor is materially interfering with Landlord's work in the Premises, then Landlord shall have the right to require the interfering party to leave the Premises until a time when such party will not be interfering with Landlord's work, and, in any such event, Tenant shall have no right to assert that the Commencement Date or Tenant's other obligations under the Lease are affected thereby. Except to the extent caused by the gross negligence or willful misconduct of Landlord and not covered by insurance carried by Tenant or its contractor as required in this Lease to be carried by such party, Landlord shall have no responsibility with respect to any items placed in the Premises prior to the Commencement Date, and Tenant and its contractor shall indemnify and hold

Landlord harmless from and against any and all losses, damages, liabilities, actions, claims, costs and expenses, including court costs and reasonable attorneys' fees, to the extent arising out of or relating to Tenant's and its contractor's entry into the Premises or installation or movement of equipment or other property into the Premises. If any contractor of Tenant asserts a lien against the Building, then such lien shall be discharged by Tenant at Tenant's expense within ten (10) business days after receipt of written notice from Landlord by the payment thereof or the filing of a bond acceptable to Landlord. If Tenant fails to timely discharge such lien, then Landlord shall have the right to do so at Tenant's expense, in which event Tenant shall reimburse Landlord therefor within ten (10) business days after demand.

                (f) Late Delivery.

                        (i) If the Commencement Date does not occur on or before December 15, 1999 (as such date may be extended as hereinbelow described, the "Penalty Date"), then Landlord agrees to provide Tenant an abatement of Base Rent equal to one day (based on the Base Rent payable during the first Lease
Year) for each day commencing on the Penalty Date and continuing to (but not including) the earlier to occur of (1) the Commencement Date or (2) the Second Penalty Date (as defined in Section 1(f)(ii) below). In the event of any delay in Landlord's delivery of the Premises because of any of the factors or cause described in Section 25 hereof or the wrongful acts or omissions of Tenant (including, without limitation, the factors or causes described in clauses (i) or (vi) of Section 1(c)), the Penalty Date shall be automatically extended for a period equal to the period of such delay. In addition, if this Lease has not been executed by Tenant and delivered to Landlord in form satisfactory to Landlord by August 16, 1999, then the Penalty Date shall be extended by the number of days after August 16, 1999 until this Lease is executed by Tenant and delivered to Landlord in form satisfactory to Landlord. Further, if Tenant has not delivered the final Plans and Specifications to Landlord by September 8, 1999, then the Penalty Date shall be extended by the number of days after September 8, 1999 until Tenant has delivered such final Plans and Specifications to Landlord.

                        (ii) If the Commencement Date does not occur on or before January 17, 2000 (as such date may be extended as hereinbelow described, the "Second Penalty Date"), then Landlord agrees to provide Tenant with temporary premises (as more particularly outlined below in this paragraph) for the period from the Second Penalty Date to (but not including) the Commencement Date, or, if applicable, the date Tenant terminates this Lease pursuant to
Section 1(f)(iii) below. In the event Landlord shall become obligated to provide Tenant with temporary premises pursuant to this Section, then such premises shall be of reasonably similar size and quality as Tenant's existing premises at 4 Cambridge Place, 1870 Winton Road South, Rochester, New York (the "Existing Premises"), located on the east side of Rochester in a suburban area and within approximately a 10 mile radius of the Existing Premises. Landlord shall reimburse Tenant for all of Tenant's reasonable out of pocket costs incurred in connection with such relocation and the rent payable at any such premises only to the extent that such rent at the temporary premises exceeds the rent that would have been payable at the Existing Premises during such period, assuming the rent at the Existing Premises would have been the same as the rent in effect at the Existing Premises during January of 2000. It is understood and agreed that Landlord may satisfy its obligations to temporarily relocate the premises as described in this paragraph by reaching an agreement with Tenants existing Landlord to allow Tenant to remain in the Existing Premises during such period. In the event of any delay in Landlord's delivery of the

Premises because of any of the factors or cause described in Section 25 hereof or the wrongful acts or omissions of Tenant (including, without limitation, the factors or causes described in clauses (i) or (vi) of Section 1(c)), the Second Penalty Date shall be automatically extended for a period equal to the period of such delay. In addition, if this Lease has not been executed by Tenant and delivered to Landlord in form satisfactory to Landlord by August 16, 1999, then the Second Penalty Date shall be extended by the number of days after August 16, 1999 until this Lease is executed by Tenant and delivered to Landlord in form satisfactory to Landlord. Further, if Tenant has not delivered the final Plans and Specifications to Landlord by September 8, 1999, then the Second Penalty Date shall be extended by the number of days after September 8, 1999 until Tenant has delivered such final Plans and Specifications to Landlord.

                        (iii) If the Commencement Date does not occur on or before May 31, 2000 (as such date may be extended as hereinbelow described, the "Outside Date"), then Tenant shall have the option for a period of 15 days after the Outside Date (but in no event after the Commencement Date) to notify Landlord of its intent to cancel this Lease by written notice delivered to Landlord. If Tenant timely provides such notice, then this Lease shall be deemed terminated and the parties hereto shall have no further liability to each other. In the event of any delay in Landlord's delivery of the Premises because of any of the factors or causes described in Section 25 hereinbelow or the acts or omissions of Tenant (including, without limitation, the factors or causes described in clauses (i) - (iii) of Section 1(c)), Tenant's option to cancel this Lease shall be postponed for the period of such delay and the Outside Date shall be automatically extended for a period equal to the period of such delay. In addition, if this Lease has not been executed by Tenant and delivered to Landlord in form satisfactory to Landlord by August 16, 1999, then Tenants option to cancel this Lease shall be postponed and the Outside Date automatically extended by the number of days after August 16, 1999 until this Lease is executed by Tenant and delivered to Landlord in form satisfactory to Landlord. Further, if Tenant has not delivered the final Plans and Specifications to Landlord by September 8, 1999, then Tenant's option to cancel this Lease shall be postponed and the Outside Date automatically extended by the number of days after September 8, 1999 until Tenant has delivered such final Plans and Specifications to Landlord.

2.      USE

                The Premises shall be occupied and used by Tenant solely for general office and/or professional business purposes.

3.      RENT

                (a) Base Rent. Tenant shall pay to Landlord as base or fixed rent (the "Base Rent"), in U.S. legal tender, at Landlord's offices at 120 Corporate Woods, Suite 100, Rochester, New York 14623, or as otherwise directed from time to time by Landlord's written notice, the annual sum of SEVEN HUNDRED SEVENTY-EIGHT THOUSAND ONE HUNDRED FORTY-EIGHT AND 76/100 DOLLARS ($778,148.76), such Base Rent to be paid in equal monthly payments of SIXTY-FOUR THOUSAND EIGHT HUNDRED FORTY-FIVE AND 73/100 DOLLARS ($64,845.73) each promptly on the first day of every calendar month of the term of this Lease and any extension period hereof, if this Lease is extended, and pro rata, in advance, for any partial month, without demand, the same being hereby waived, and without any set-off or deduction whatsoever, subject to upward adjustment pursuant to
Section 3(b) below. A late charge will be due and owing at the rate prescribed in Section 17 of this Lease upon any Base Rent and Additional Rent (below defined) not paid by the fifth (5th) business day of the calendar month in which due.

                (b) Increase in Base Rent. The Base Rent shall increase from time to time during the term of this lease, and shall be payable in accordance with the following schedule:

                      Annual             Monthly             Rental Rate
Lease Years         Base Rent           Base Rent          per square foot
-----------         ---------           ---------          ---------------
1-3                $778,148.76          $64,845.73             $17.90
4-7                $821,620.80          $68,468.40             $18.90
8-10               $865,092.84          $72,091.07             $19.90


As used herein, the term "Lease Year" shall mean the period from the Commencement Date through December 31, 2000 for the first Lease Year and each successive calendar year thereafter for the second and each subsequent Lease Year.

                (c) Rent Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord an amount equal to one (1) monthly installment of Base Rent at the rate payable during the first (1st) Lease Year, which amount shall be credited to the first monthly installment of Base Rent due and payable hereunder.

                (d) Rent Abatement. Provided that Tenant has not defaulted hereunder, Tenant shall be provided an abatement of Base Rent for the period from the Commencement Date through December 31, 1999.

                (e) Real Property Taxes. Tenant shall pay to Landlord each year, as Additional Rent, a sum equal to the amount by which the real estate taxes and other assessments (collectively the "Real Property Taxes" as below defined) allocable to and levied against the Premises during such year exceed the Real Property Taxes payable for calendar year 2000 for County Taxes and fiscal year 1999/2000 for School Taxes (whether or not same are included in the County or School Tax bills); provided, however, that if the Building has not been assessed as a completed building as of such base year, the base year for School Taxes and/or the base year for County Taxes shall be the first taxable year for which the Building is assessed as a completed Building. The amount so allocable to and levied against the Premises will be the sum obtained by multiplying Tenant's "Pro Rata Share" (below defined) by the Real Property Taxes levied against the Building and Lot. Landlord will notify Tenant of the actual base amount for Real Property Taxes after such amount is established.

                For purposes of this Lease, Real Property Taxes shall be defined as follows: (i) All real estate taxes, including but not limited to town, county and school taxes payable (adjusted after protest or litigation, if any) for any part of the term of this Lease, including any extension period hereof, but exclusive of penalties, on the Property, (ii) any taxes which shall be levied in lieu of the taxes described in (i) above or which shall be levied on the gross rentals of the Property and Meridian Centre Common Areas (e.g. occurring as a result of a total or partial change in the method of taxation) but excluding all income taxes of Landlord,
(iii) pure waters charges (part based upon assessment and part upon the water consumption by other tenants and users in Meridian Centre), sewer district charges, township lighting charges, fire district charges and other charges and any assessments (special or otherwise) made against the Property and Meridian Centre Common Areas which shall be required to be paid during the calendar year or fiscal year in respect to which they are being determined (it being understood that for purposes hereof all special assessments shall be deemed to have been paid by Landlord in the maximum number of installments permitted without penalty or other extra charge), (iv) any water and water pollution charges (which are in the nature of or normally billed with real estate taxes),
(v) and any other governmental real estate taxes, levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen which may be assessed, levied or imposed upon all or any part of the Property and Meridian Centre Common Areas, and (vi) the reasonable expense of contesting the amount or validity of any such taxes, charges or assessments, such expense (including reasonable attorneys fees) to be applicable to the period of the item contested. Landlord shall make reasonable efforts to notify Tenant of any tax appeals.

                (f) Tenant's Share of Real Property Taxes. For purposes hereof, Tenant's "Share of Real Property Taxes" shall be that product obtained by multiplying the amount of the Real Property Taxes against the Building and Lot by a fraction, the numerator of which shall be the number of square feet of Total Rentable Area of the Premises and the denominator of which shall be the total number of square feet of Total Rentable Area of the Building. The determination of Total Rentable Area of the Building and the Premises is based on the Standard Method of Calculating Floor Area in Office Building published by BOMA in the 1996 publication. Landlord and Tenant agree that Tenant's pro rata share ("Pro Rata Share") for these purposes shall be 45.23%.

                (g) Estimates. In order to provide for current payments of Real Property Taxes Tenant agrees to pay, as Additional Rent, Tenant's Share of Real Property Taxes in accordance with an estimate by Landlord as prepared from time to time, such estimated amount to be paid in twelve (12) monthly installments commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of Tenant's Share of Real Property Taxes. If, as finally determined, Tenant's Share of Real Property Taxes shall be greater than or be less than the aggregate of all estimated installments thereof paid by Tenant on account to Landlord for such twelve (l2) month period, then Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall refund to Tenant the amount of such overpayment, as the case may be. The obligation of Tenant with respect to the payment of such Real Property Taxes and the obligation of Landlord to refund an overpayment of Real Property Taxes accrued during the term of this Lease, or any extension period hereof if this Lease is extended, shall survive the expiration or earlier termination of this Lease. Any payment or refund made pursuant to this Subsection (e) shall be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any item(s) as billed pursuant to the provisions hereof so long as Tenant continues to pay the amount as so estimated and billed.

                Landlord covenants and agrees that Landlord will provide Tenant with copies of any bill upon which any Real Property Taxes are based together with the calculation used by Landlord in determining Tenant's Pro Rata Share thereof.

                (h) Agreement to Pay. Tenant does hereby covenant and agree to pay promptly the amounts computed pursuant to this Section 3 and otherwise herein as additional rent ("Additional Rent") as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever.

                (i) Costs and Expenses Deemed Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed Additional Rent and, in the event of non-payment thereof, Landlord shall have all the rights and remedies herein provided for in case of non-payment of Rent (below defined).

                (j) Rent. The Base Rent together with the Additional Rent described in this Section 3 will be collectively referred to herein as Rent.

4.      LEASEHOLD IMPROVEMENTS

                Landlord shall make the leasehold improvements to the Premises shown on the Plans and Specifications that have been approved by Landlord (the "Work"). Landlord shall be responsible for the cost of the Work, up to THIRTY and 00/100 DOLLARS ($30.00) per rentable square foot of the Premises, and Tenant shall be responsible for all costs of completing the Work in excess of such amount. Landlord and Tenant agree that all materials used in connection with the Work shall be of a quality at least equal to the quality of materials in Landlord's Building Standard Workletter, attached hereto as Exhibit "B." Within ten (10) business days after receipt of the Plans and Specifications from Tenant, and Landlord's approval thereof, Landlord shall provide Tenant with a leasehold analysis of the cost to complete the Work based on the Plans and Specifications. If the total cost to complete the Work as so determined exceeds THIRTY and 00/100 DOLLARS ($30.00) per rentable square foot of the Premises, then Tenant shall be obligated to pay to Landlord the amount of such excess, which amount shall be paid upon the later to occur of (i) the Commencement Date or (ii) ten (10) business days after Landlord's delivery of an invoice therefor to Tenant. If the cost to complete the Work is less than $30.00 per rentable square foot of the Premises, then Landlord shall apply any such excess to the first monthly installment or installments of Base Rent due hereunder. In addition to the foregoing, Landlord shall provide Tenant an allowance of SIX THOUSAND DOLLARS ($6,000.00) to be used for the installation of showers and locker rooms, it being understood that if Tenant does not elect to build the showers and locker rooms, Tenant may apply such affluence to other build out costs.

                Landlord shall provide and install a back-up generator (the "Generator") that will supply back-up power to the Premises, the portions of the Building's HVAC system that are necessary to allow the Generator to operate Tenant's HVAC system and the fire safety equipment only. Tenant shall provide the reasonable specifications for the Generator to Landlord. Landlord shall bear the cost of the Generator, including equipment, material and installation, up to a total cost of One Hundred Forty Thousand Dollars ($140,000). If the total cost, as outlined above, for such Generator exceeds $140,000, then Tenant shall be responsible for such excess costs and shall pay any such amount to Landlord within ten (10) business days after receipt of request therefor.

                Tenant covenants and agrees that upon expiration of the term of this Lease, including any extension thereof, Tenant, at the election of Landlord, will remove all tenant improvements other than those which are part of the Building Standard Work, and return the Premises to Landlord in the same condition as of the Commencement Date, except for reasonable wear and tear, damage by the elements and occurrences pursuant to Sections 13 and 14 hereof. Landlord agrees to exercise such election by notifying Tenant in writing 90 days prior to the expiration of this Lease, or any extension terms, if extended.

5.      SERVICES

                Landlord shall provide the following services:

                        (a) Heat, ventilation and air conditioning. Heat, ventilation and air-conditioning equipment needed for the comfortable use and occupancy of the Premises as reasonably determined by Landlord and as specified in paragraph J of the Building Standard Work Letter attached hereto as Exhibit "B", throughout the term of this Lease and any extension period hereof, at all times. With respect to the Meridian Centre Common Areas in the Building, the above services will be provided from 8:00 a.m. to 6:00 p.m. each Monday through Friday and from 8:00 a.m. to 1:00 p.m. each Saturday, excluding holidays. Landlord shall pay for all gas used to provide heat. Tenant may operate the HVAC system in its Premises 24 hours per day.

                        (b) Elevator service. The Passenger and freight elevator shall be available at all times.

                        (c) Cleaning. Provided that Tenant shall keep the Premises in good order, Landlord shall cause the Premises, including those interior hallways, bathrooms and kitchen areas which are located within the Premises, to be cleaned in accordance with the standards set forth in Exhibit "C" annexed hereto and hereby made a part hereof. Tenant agrees to reimburse Landlord for the costs incurred by Landlord in so cleaning the Premises, together with Landlord's administrative costs in regard thereto. The cost of such services (including the administrative costs) shall initially be $.95 per square foot of Total Rentable Area per year and Tenant shall pay such costs in equal monthly installments at times for and together with the payments of Base Rent (or on the first of any month during which an abatement of Base Rent is in effect). In no event may Landlord increase the charge to Tenant per square foot at any one time by an amount that would increase the total cost to Tenant above the amount Tenant would be paying at that time if Landlord had increased the charge therefor by 5% each year through such date. The cost to Tenant shall be immediately increased by an amount equal to any increase in the cost of cleaning services with respect to the Premises billed to Landlord. Tenant shall also pay to Landlord, within 15 days of billing, the costs incurred by Landlord for any cleaning in or of the Premises in excess of that specified in Exhibit "C" as well as for any additional cleaning requested by Tenant.

                        (d) Building Common Area Janitorial Services. Landlord shall provide janitorial services with respect to the common areas of the Building in accordance with the standards set forth in Exhibit "C" annexed hereto and made a part hereof. In addition, Landlord shall be responsible for all snow removal from the parking areas.

                        (e) Water. Landlord, at its expense, shall furnish adequate hot and cold water for drinking, lavatory and toilet, and ordinary cleaning purposes.

                        (f) Electrical energy. Landlord shall furnish and Tenant shall reimburse Landlord as Additional Rent for the cost of all electrical energy used by Tenant for heat, air-conditioning, light and other services, and Landlord's administrative costs in regard thereto (which administrative costs shall not exceed 5% of the actual cost thereof), such costs estimated (but not guaranteed) to be $1.40 per square foot of Total Rentable Area per year as of the date of this Lease. Tenant shall reimburse Landlord monthly, at the times for and together with the payments of Base Rent (or on the first of any month during which an abatement of Base Rent is in effect) for the cost of such electrical energy and administrative costs as estimated. Upon request of Tenant, Landlord shall make its records related to electricity billing available for inspection. Tenant's use of electrical energy will be separately check-metered and actual usage will be calculated by Landlord twice a year. Landlord agrees to refund Tenant for any overpayments made by Tenant and Tenant agrees to reimburse Landlord with the next monthly installment of Rent then due for any shortage. Landlord will install and change light bulbs but the cost of such bulbs shall be paid by Tenant.

                        (g) Access to Premises. Tenant shall have access to the Building and the Premises 24 hours per day, 7 days per week, 52 weeks per year unless such access is prevented by reasons beyond Landlord's control or by the acts of Force Majeure as are described in Section 25 of this Lease.

                        (h) Additional work or services. Notwithstanding any other provisions herein, should Tenant require any work or services in addition to those described in Subsection (a) through (f) of this
        Section 5, Landlord may upon reasonable advance request by Tenant furnish such additional service and Tenant agrees to pay Landlord, with the next monthly installment of Rent, such charges as may be agreed on but in no event less than Landlord's actual cost plus overhead for the additional services provided.

                        (i) Interruptions in Service. It is understood that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident or of repairs, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord.

                        No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages by abatement of Rent or otherwise, direct or consequential, nor shall any such interruption relieve Tenant from performance by Tenant of its obligations under this Lease; provided, however, that Landlord shall use good faith efforts to restore any such failure that is within Landlord's reasonable control as quickly as practicable; provided further, however, that if such service is interrupted for any reason within Landlord's reasonable control and such interruption shall continue for more than five (5) consecutive business days after written notice of such interruption from Tenant to Landlord, and if such interruption or failure shall render the Premises untenantable, and if Tenant in fact does not use the Premises during the period of such interruption, then all Base Rent payable hereunder shall be abated for the period beginning on the sixth (6th) consecutive business day of such interruption and such rental abatement shall continue until the Premises is tenantable again or Tenant recommences use or occupancy of the Premises, whichever occurs first.

6.      WAIVER OF CERTAIN CLAIMS

                Tenant, to the extent permitted by law, waives all claims it may have against Landlord, and against Landlord's agents, employees and contractors for damage to person or property sustained by Tenant or by any occupant of the Premises, or by any other person, resulting from any part of the Property or Meridian Centre Common Areas or any equipment or appurtenances becoming out of repair, or resulting from any accident in or about the Property or Meridian Centre Common Areas or resulting directly or indirectly from any act or neglect of any tenant or occupant of any part of the Property or Meridian Centre Common Areas or of any other person, except that this waiver shall not apply to damages for injuries to person or property caused by or resulting from the negligence or willful misconduct of Landlord, its agents, servants or employees, except to the extent such loss is covered by insurance Tenant actually carries or is required to carry, under this Lease. This waiver shall include not only direct damages but also claims for consequential damages and any claims for abatement of Rent due hereunder, it being intended that this waiver be absolute.

                If any property damage results from any act or neglect of Tenant, Landlord may at Landlord's option, repair such damage and Tenant shall thereupon pay to Landlord so much of the total cost of such repair or replacement as is not covered or paid to Landlord under Landlord's insurance policy, including the amount of any deductible, as well as so much of the total cost of such repair as exceeds any insurance proceeds Landlord receives in respect of such damage.

                Tenant agrees to defend and hold Landlord harmless and indemnify against each and every claim and liability for injuries to any person or persons and for damage to or loss of personal property occurring in or about the Property or Meridian Centre Common Areas, to the extent due to any act of negligence or default under this Lease by Tenant its contractors, agents or employees (except that such indemnity shall exclude consequential or punitive damages).

7.      INSURANCE

                (a) Fire and Hazard Insurance. Landlord shall at its expense, procure and maintain during the term of this Lease and any extension period hereof, fire and hazard insurance in an amount equal to the replacement value of the Building (less footings, foundations and site work) and comprehensive public liability insurance, and such insurance shall provide for a waiver of the insurer's subrogation rights as against Tenant.

                (b) Public Liability Insurance, Contractual Liability Insurance and Personal Property Insurance. Tenant shall, at its expense, procure and maintain during the term of this Lease and any extension period hereof, comprehensive public liability insurance, contractual liability insurance and all risk personal property insurance under policies issued by insurers only licensed to do business in the State of New York and being of recognized responsibility with a Best rating of not less than A7. The public liability and contractual liability insurance shall each have a single limitation of liability of not less than $3,000,000 for personal injury, bodily injury, death, as well as for damage or injury to or destruction of property (including the loss of use thereof) for any one occurrence. The personal property insurance shall cover all risks and be in an amount equal to the replacement value of the personal property of Tenant located on the Property and Meridian Centre Common Areas. Tenant shall maintain such insurance throughout the term of this Lease and any extension hereof at that monetary value which the respective $3,000,000 and, replacement value hereinabove stipulated represent as of the date of this Lease (as determined by Tenant's insurer) and Tenant shall review the limits of its policies annually to ensure that such monetary value is maintained each year. Tenant's policies shall:

                        (i) Name Landlord, its agents, servants and employees as additional insureds except in the case of the personal property insurance where Tenant shall furnish Landlord with a waiver of subrogation; and

                        (ii) Provide for 30 days' notice to Landlord prior to any amendment, change, modification, lapse or cancellation of coverage.

                Tenant shall furnish Landlord with a binder or a copy of the policy of insurance with evidence of premium payment within 10 business days of execution of this Lease showing the coverage, clauses and endorsements herein required and thereafter Tenant shall use its best efforts to furnish such binder or copy of the policy and evidence of premium payment to Landlord not less than 10 days prior to the expiration date of each such policy, but such items shall in all events be delivered to Landlord within ten (10) business days after any request therefor by Landlord.

                Landlord and Tenant each hereby waive any and all right to recover against the other (or against their respective officers, directors, trustees, partners, joint venturers, employees or agents) for any loss or damage to such waiving party arising from any cause covered by any insurance required to be carried by such party pursuant to this Lease or, if greater, actually covered by such party. Landlord and Tenant shall secure appropriate waivers of subrogation from their respective insurance carriers; and each party will, upon request, deliver to the other a certificate evidencing such waiver of subrogation by the insurer.

8.      HOLDING OVER

                If Tenant fails to vacate the Premises at the expiration of this Lease or any extension period thereof, if extended, then Tenant shall pay Landlord Base Rent at double the monthly rate specified in Section 3 for the time Tenant thus remains in possession and, in addition thereto, shall be responsible for and reimburse Landlord for all direct damages sustained by Landlord by reason of Tenant's retention of possession, including without limitation costs or penalties incurred by Landlord under any subsequent lease entered into by Landlord as a result of

Landlord's inability to timely deliver such premises or meet its other obligations to such tenant and any costs incurred by Landlord as a result of a delay in Landlord's ability to lease the Premises. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right or remedy of Landlord hereunder.

9.      ASSIGNMENT AND SUBLETTING

                The following provisions shall govern any desired subletting or assignment by Tenant of all or part of the Premises:

                (a) Prohibition. Tenant shall not, without Landlord's prior written consent which shall not be unreasonably withheld or delayed: (a) assign, convey, mortgage, pledge, encumber or otherwise transfer (voluntarily or involuntarily) this Lease or any interest under it; (b) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (c) sublet the Premises or any part thereof, or (d) permit the use or occupancy of the Premises or any part thereof by any person or entity other than Tenant.

                (b) Recapture. Notwithstanding anything herein to the contrary, if at any time or from time to time during the term of this Lease or any extension period hereof, Tenant desires to sublet or assign this Lease with respect to all or part of the Premises, Tenant shall notify Landlord in writing (hereinafter referred to in this Section as the "Notice") of the terms of the proposed subletting or assignment and the area proposed to be sublet or covered by the assignment and deliver to Landlord an executed copy of the proposed sublease or assignment thereby giving Landlord the option to either (i) sublet from Tenant such space (hereinafter referred to as "Sublet Space") at the same Rent as Tenant is then required to pay to Landlord under this Lease for the same space, in which event Tenant shall have no liability under this Lease with respect to the Sublet Space during the term of such sublease by Landlord, or
(ii) terminate this Lease with respect to the Sublet Space in which case Tenant shall be released from any further liability hereunder. If the Sublet Space does not constitute the entire Premises and Landlord exercises its election to terminate this Lease with respect to the Sublet Space, then, as to that portion of the Premises which is not part of the Sublet Space, this Lease and the Rent due from Tenant shall be reduced by a fraction, the numerator of which shall be the rentable square feet of the Sublet Space and the denominator of which shall be the rentable square feet of the Premises such fraction to be then multiplied by the Rent then due to determine the amount of the reduction. The election to either sublet or to terminate this Lease shall be exercisable by Landlord in writing within a period of fifteen (15) days after receipt of the Notice and the executed copy of the proposed sublease or assignment.

                (c) Supremacy of Lease. In the event Landlord elects to sublet the Sublet Space, the term of such subletting from Tenant to Landlord shall be the term set forth in the Notice and such subletting shall be on such terms and conditions as are contained in this Lease as the then current Rent, except that Landlord shall have the right to further sublet the Sublet Space.

                (d) Requirements. At the same time Tenant delivers the Notice to Landlord, Tenant shall also submit to Landlord a proposed copy of the proposed assignment or sublease and such information concerning the proposed assignment or sublease and the proposed assignee or sublessee as may be reasonably requested by Landlord for Landlord's review and approval which shall not be unreasonably withheld or delayed. The following shall, however, be requirements for any approval by Landlord:

                        (i) The proposed subtenant or assignee must submit a current financial statement to Landlord and must have a credit rating satisfactory to Landlord, in Landlord's reasonable judgment;

                        (ii) The proposed subtenant or assignee must, in Landlord's reasonable judgment, be financially responsible and of good professional reputation as well as engaged in a business reasonably compatible with the character of the business of other tenants in the Building and Meridian Centre;

                        (iii) The sublease must by its terms be expressly subject and subordinate to this Lease, must require that any subtenant comply with and abide by all of the terms of this Lease, and must provide that any termination of this Lease shall also extinguish the sublease;

                        (iv) The proposed subtenant assignee may not be any person or entity either then occupying space in Meridian Centre or one with whom Landlord is then negotiating for space in Meridian Centre;

                        (v) Tenant may not then nor at the commencement of the sublease be in default under this Lease beyond any applicable grace period.

                A fully executed counterpart of the assignment or sublease must be delivered to Landlord within sixty (60) days after the date of Landlord's approval or Landlord's approval of the proposed assignment or sublease shall be deemed null and void and Tenant shall again comply with all the conditions of this Section as if the Notice hereinabove referred to had not been given and received.

                (e) Review and Approval Costs. Tenant agrees to pay to Landlord, on demand, the reasonable out-of-pocket costs incurred by Landlord in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant, including reasonable attorneys' fees.

                (f) Deemed Assignment/Sublet. For purposes of this Section 9 the following shall be deemed a prohibited assignment or sublease, as the case may be:

                        (i) the transfer of more than fifty percent (50%) of the outstanding capital stock of any corporate tenant or subtenant or any increase in the amount of issued and/or outstanding shares of capital stock and/or the creation of one or more additional classes of common stock of any corporate tenant or subtenant with the result that the beneficial and record ownership in and to such tenant or subtenant changes by more than fifty percent (50%) from the beneficial and record ownership as of the Commencement Date, or the transfer of more than fifty percent (50%) of any partnership interest in Tenant or any subtenant, if Tenant or subtenant is a partnership, however accomplished, whether in a single transaction or in a series of related or unrelated transactions;

                        (ii) any agreement by any other person or entity directly or indirectly, to assume Tenant's obligations under this Lease, except as otherwise specifically permitted hereunder;

                        (iii) any transfer by operation of law or otherwise, of Tenant's interest in this Lease; and

                        (iv) each modification, amendment or extension of any sublease to which Landlord has previously consented shall be deemed a new sublease.

                Tenant agrees to furnish Landlord upon demand at any time, such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Section.

                (g) Rights of Landlord Upon Subletting. If, with the consent of Landlord, the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the subtenant or occupant, and apply the net amount collected to the Rent herein reserved. If, without consent of Landlord, the Premises or any part thereof be sublet or occupied, Landlord may collect rent from such subtenant or occupant and apply the net amount collected to the Rent herein reserved but no such subletting, occupancy or collection shall be deemed a waiver of any of Tenant's covenants contained in this Lease or an acceptance by Landlord of the subtenant or occupant as Tenant. In neither of the foregoing two circumstances shall Tenant be relieved from its obligations under this Lease or from further performance by Tenant of covenants on the part of Tenant herein contained.

                (h) Rights of Landlord Upon Assignment. If, with the consent of Landlord, this Lease or any interest herein is assigned by Tenant to a third party assignee, such assignment shall not relieve Tenant of its obligations hereunder and Landlord may, after default by the assignee in the payment of Rent or in the performance of any other obligation of Tenant under this Lease, demand and enforce performance of this Lease by Tenant-assignor including the payment of Rent from Tenant-assignor to the fullest extent provided by this Lease and/or the payment by Tenant-assignor of any direct damages sustained by Landlord.

                (i) Transfer to Related Corporation. Notwithstanding anything contained in this Section 9 to the contrary, and provided that no default has occurred under this Lease, Tenant, upon prior written notice to Landlord but without Landlord's prior written consent, may assign this Lease or sublease all of the Premises to a corporation or other business entity (herein sometimes referred to as a "related corporation") that shall control, be controlled by, or be under common control with, Tenant, provided that (i) the related corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease, and (ii) such related corporation shall have a net worth and liquidity at least equal to the net worth and liquidity of Tenant immediately prior to the transfer. In the event of any such subletting or assignment, Tenant shall remain fully liable as a primary obligor for the payment of rent and other charges required hereunder and for the performance of any obligations to be performed hereunder. For purposes of this paragraph, control shall be deemed to be the ownership of more than fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity. Notwithstanding any of the foregoing to the contrary, if Tenant structures a sublease or assignment hereunder such that the subtenant or assignee falls within the definition of a related corporation primarily for the purpose of avoiding or circumventing the restrictions on subleases and assignments provided elsewhere in this Section 9, then any such sublessee or assignee shall be conclusively deemed not to be a related corporation and shall be subject to the other provisions of this Section 9.

10.     CONDITION OF PREMISES

                Subject only to such items as are set out on any punchlist prepared by Landlord and Tenant, Tenant's taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession. No promises of Landlord to alter, remodel, repair or improve the Premises or the Building and no representation respecting the condition of the Premises, the Building or the Property have been made by Landlord to Tenant, other than as may be contained herein.

                At the expiration or earlier termination of this Lease, Tenant shall return the Premises broom-clean and in as good condition as when Tenant took possession, ordinary wear and tear, damage by the elements and loss by fire or other casualty excepted, failing which Landlord may restore the Premises to such condition and Tenant shall pay the cost thereof on demand.

11.     USE OF PREMISES

                Tenant agrees to comply with the following provisions regarding the use of the Premises.

                (a) Prohibition on Selling Activities. Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building any article or thing without the advance consent of Landlord, but same shall not be deemed to restrict Tenant's sale of commercial products as part of its business.

                (b) Compliance with Law. Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance or governmental regulation (including, without limitation, all environmental laws) or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building, the Property or covering its operation, or which will suffer or permit the Premises or any part thereof to be used in any manner or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, would in any way impair or tend to impair the character, reputation or appearance of the Property or of Meridian Centre as a high quality office park, or which would impair or interfere with or tend to impair or interfere with any of the services performed by Landlord for the Property or Meridian Centre.

                (c) Signs. Tenant shall not display, inscribe, print, paint, maintain or affix on any place on the exterior or interior of the Building (excepting only such part or parts of the Premises as is or are not visible from outside the Building) nor on the Lot or any Common Area any decoration, sign, notice, legend, direction, figure, or advertisement or window treatment, curtains or display materials except in or at such place or places, and then only such name(s) and matter, and in such color, size, style, place and materials, as shall first have been approved by Landlord in writing. Landlord, at Landlord's expense, shall provide Tenant (i) with top billing on the existing directory sign that lists the Building's tenants in front of the Building, and
(ii) with a directional sign in the parking area listing Tenant's name. Further, Landlord, at no cost to Landlord, shall cooperate with efforts by Tenant to obtain a sign along Winton Road, provided that all aspects of such sign are approved by Landlord and provided further that in no event shall Tenant's obligations hereunder be affected if Tenant is unable to obtain approval for such sign.

                (d) Advertising. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities and shall not use the name of the Building for any purposes other than that of the business address of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's consent, other than Tenant's promotional materials for its own business.

                (e) Locks. No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent; provided, however, that Tenant shall have the right to secure its computer room (it being understood that Landlord shall have no liability if Landlord makes a forced entry in an emergency, e.g., fire, hazard or other dangerous situation). All keys and card passes must be returned to Landlord at the expiration or termination of this Lease.

                (f) Alterations. Tenant shall not make any alterations, improvements, or additions of or to the Premises (collectively, "Alteration") without Landlord's advance written consent in each and every instance, which consent shall not be unreasonably withheld; provided, however, that Landlord may, in its sole and absolute discretion, withhold its consent to any Alteration that affects the structure of the Building or any of the Building's systems. Notwithstanding the foregoing, Tenant may make minor non-structural, non-permanent decorations (specifically excluding painting or carpeting) without Landlord's prior consent. In the event Tenant desires to make any Alteration, Tenant shall first submit to Landlord plans and specifications therefor and obtain Landlord's written approval thereof prior to commencing any such work. Any contractor hired by Tenant must be properly insured and, if required, licensed. Each and every Alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises shall become Landlord's property and shall remain upon the Premises at the expiration or earlier termination of this Lease without compensation to Tenant (excepting only Tenant's movable office furniture, trade fixtures, office and professional equipment) unless Landlord in writing requires Tenant to remove such Alteration upon expiration of the term of this Lease or any extension period, if extended. Landlord shall serve such writing upon Tenant regarding the removal of an Alteration not later than ninety (90) days prior to the expiration of the term of this Lease or extension period, if extended, and Tenant shall thereafter remove such Alteration as herein required, repair any damage caused by such removal and restore the Premises to the condition specified in Section 10 of this Lease.

                (g) After Hours Occupancy and Visitors. All persons entering or leaving the Building after hours on Monday through Friday, or at any time on Saturdays, Sundays and holidays, may be required to do so under such reasonable regulations as Landlord may impose. Landlord may exclude or expel any peddler.

                (h) Floor Plan. Tenant shall not overload any floor. Landlord may direct the time and manner of delivery, routing and removal, and the location, of safes and other heavy articles.

                (i) Installation of Machinery; Prohibition Against Lodging. Unless Landlord gives advance written consent, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises (except as otherwise permitted in Section l5(c)), or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein except as otherwise provided herein, or use any illumination other than electric light, or use or permit to be brought into the Building any flammable fluids such as gasoline, kerosene, naphtha, and benzene, or any explosives, radioactive materials or other articles deemed extra hazardous to life, limb or property except in a manner which would not violate any ordinance or regulation of the Town of Brighton or any other applicable law or regulation. Tenant shall not use the Premises for any illegal or immoral purpose.

                (j) Energy Conservation. Tenant shall cooperate fully with Landlord's reasonable requests in order to assure the effective operation of the Building's air-conditioning system, including the closing of the venetian blinds and drapes, and the keeping closed of any operable windows when the air-conditioning system is in use. Tenant shall further comply with any applicable federal laws, rules, ordinances or administrative enactments on energy conservation, in office buildings.

                (k) Contracts. Tenant shall not knowingly contract for any work or service which might involve the employment of labor in violation of any contract with the Building employees or employees of contractors doing the work or performing services, by or on behalf of Landlord on an ongoing basis (full time or part time but not ad hoc).

                (l) Access. Except as otherwise expressly permitted in this Lease, the Meridian Centre Common Area, sidewalks, halls, passages, exits, entrances, and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from its Premises. The common areas, halls, passages, exits, entrances, elevators, stairways and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Property, the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of Tenant shall go upon the roof or mechanical floors of the Building.

                (m) Nuisance. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Property or the

Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises of the Building or the Property.

                (n) Security and Electric Consumption. Tenant shall see that the doors, and windows, if operable, of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Premises and that if required by law or regulation, all electricity shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries and losses sustained by Landlord to the extent of any deductibles and such excess costs as are not paid or covered under Landlord's or Tenant's insurance and as are sustained by Landlord as a result, in whole or in part, from Tenant's negligence.

                In addition to any liability for breach of any covenant of this Section, Tenant shall pay to Landlord an amount equal to any increase in insurance premiums payable by Landlord, caused by such breach, default or carelessness on the part of Tenant.

                (o) Environmental Laws.

                        (i) Tenant covenants and agrees as follows:

                                (a) Tenant shall keep the Premises and the
Property free of all Hazardous Substances caused by Tenant or its employees, agents, contractors or invitees, and shall promptly remove from the Premises and the Property and shall dispose of all Hazardous Substances by-products in compliance with all applicable Environmental Laws, and shall not permit the Premises to be used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substances.

                                (b) Tenant shall comply with all applicable
Environmental Laws and shall obtain and comply with all Environmental Permits.

                                (c) Tenant shall promptly provide Landlord with
a copy of all notifications of any Release or the threat of a Release on, at or from the Premises given by or on behalf of Tenant to any federal, state or local governmental agencies or authorities or received by or on behalf of Tenant from any source whatsoever.

                                (d) Tenant shall undertake and complete all
investigations, studies, sampling and testing and all removal and other remedial actions necessary to contain, remove and clean up all Hazardous Substances that are determined to be present at the Premises and caused by Tenant, or its employees, agents, contractors or invitees in accordance with all applicable Environmental Laws and all Environmental Permits.

                                (e) Tenant shall at all times allow Landlord and
Landlord's lenders and their officers, employees, agents, representatives, contractors and subcontractors, reasonable access to the Premises (upon reasonable prior notice, except in cases of emergency) for the purpose of ascertaining site conditions, including, but not limited to, subsurface conditions, provided, however that any such entity to which access is so allowed shall not unreasonably interfere with or disrupt Tenant's use of the Premises and shall restore any damage to the Premises caused by their access and inspection.

                                (f) If at any time Tenant obtains any evidence
or information which suggests that potential environmental problems may exist at the Premises, Landlord may require that a full or supplemental environmental inspection and audit report with respect to the Premises of a scope and level of detail satisfactory to Landlord be prepared by an environmental engineer or other qualified person acceptable to Landlord, and same shall be at Tenant's sole cost and expense if it is determined there is an environmental problem caused by Tenant, its employees, agents, contractors or invitees. If said audit report indicates the presence of any Hazardous Substance or a Release or the threat of a Release on, at or from the Premises caused by Tenant, its employees, agents, contractors or invitees, Tenant shall promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial action, using methods recommended by the environmental engineer or other person who prepared said audit report and acceptable to the appropriate federal, state and local regulatory authorities.

                        (ii) Tenant covenants and agrees, at its sole cost and expense, to indemnify, protect, defend and save harmless Landlord from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Landlord relating to, resulting from or arising out of (i) the use of the Premises by Tenant, its employees, agents, contractors or invitees for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or for the storage of petroleum or petroleum based products, (ii) the presence of any Hazardous Substance or a Release or the threat of a Release on, at or from the Premises caused by Tenant, its employees, agents, contractors or invitees, (iii) the failure by Tenant, its employees, agents, contractors or invitees to promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of a Release on, at or from the Premises;
(iv) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same are caused by Tenant, its employees, agents, contractors or invitees, (v) a violation of any applicable Environmental Law by Tenant, its employees, agents, contractors or invitees, (vi) non-compliance with any Environmental Permit caused by Tenant, its employees, agents, contractors or invitees or (vii) a material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by Tenant in this Lease.

                        (iii) All capitalized terms used in this Section and not heretofore defined shall have the meanings set forth below.

                "Environmental Laws" means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                "Environmental Permits" means all permits, licenses, approvals, authorizations, consents or registrations required by an applicable Environmental Law in connection with the ownership, use and/or operation of the Premises for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances or the sale, transfer or conveyance of the Premises.

                "Hazardous Substance" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.) Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and the regulations promulgated thereunder.

                "Release" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), and the regulations promulgated thereunder.

                        (iv) Landlord represents that it has no knowledge of any violation of any Environmental Laws or Environmental Permits affecting the Premises. Landlord covenants and agrees, at its sole cost and expense, to indemnify, protect, defend and save harmless Tenant from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Tenant relating to, resulting from or arising out of any Hazardous Substances that existed on the Property prior to Tenant's occupancy of the Premises or that are brought onto the Premises by Landlord or its agents, employees or contractors in violation of then existing Environmental Law. In confirmation of the foregoing, it is specifically understood that Tenant shall have no liability with respect to any Hazardous Substances that existed on the Property prior to Tenant's occupancy of the Premises.

12.     REPAIRS

                Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in the Building structure or in any part or appurtenance of the Building's plumbing, electrical, heating, air-conditioning, ventilation, sprinkler, elevator or other systems serving, located in, or passing through the Premises. Subject to the provisions of this Section 12, Tenant shall, at Tenant's own expense, keep the Premises in good order, condition and repair during the term, except that Landlord, at Landlord's expense (unless caused by the fault or negligence of Tenant, its contractors, agents, or employees in which case Tenant shall pay

Landlord for any deductible and any cost which either exceeds insurance proceeds Landlord receives or which is not covered under Landlord's insurance policy in respect of such damage) shall keep in repair (and promptly repair if necessary) and maintain the exterior of the Building, the structure of the Building, the Meridian Centre Common Areas (including the parking lot), the electrical, heating, air-conditioning, ventilation, sprinkler, elevator or other systems serving, located in or passing through the Premises, plumbing fixtures located in the Building (except those installed by Tenant with Landlord's approval), outside walls, including windows, loadbearing walls (except as to surface damage done by or attributable to Tenant) and doors and roof.

                Tenant, at Tenant's expense, shall comply with all laws and ordinances, and all rules and regulations of all governmental authorities and of all insurance bodies at any time in force, applicable to the Premises or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by Tenant unless such injury or damage is a direct result of negligence or willful misconduct on the part of Landlord or its contractors, agents or employees, and Tenant is not reimbursed for such injury or damage from insurance proceeds.

13.     DESTRUCTION OF PREMISES

                If the Premises shall be partially damaged by fire or other causes the damage shall be repaired by and at the expense of Landlord and unless the damage is caused by the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, a portion of the Rent, until such repairs shall be made, shall be abated and such abated portion shall be equal to the product of the rent then due multiplied by a fraction, the numerator of which shall be the number of square feet of the Premises which is not usable and in fact is not used by Tenant and the denominator of which shall be the number of square feet of the entire Premises: provided, however, that if any such casualty shall destroy the communications area of the Premises and Tenant actually does not use or occupy any portion of the Premises, then the entire Base Rent shall be abated for such period. During any period that the Premises are unusable as a result of any such damage, Landlord, at no cost to Landlord, shall make reasonable efforts to assist Tenant in its efforts to locate temporary premises. In the event, however, that such partial damage is due to the fault of Tenant, Tenant's servants, employees, agents, visitors or licensees, the damage shall be repaired by Tenant, there shall be no apportionment or abatement of Rent and Tenant shall pay the costs of such repairs to the extent that no insurance proceeds or insufficient insurance proceeds (including any deductible) are received by Landlord for such damage. Landlord may, however, elect to make such repairs, if in its judgment it is more practical and expeditious to do so, and charge Tenant with the above mentioned costs. No penalty shall accrue for delays which may arise through adjustment of insurance or for delays on account of any cause beyond Landlord's reasonable control.

                If more than 50% of the Premises is totally damaged or rendered wholly untenantable by fire or any other cause, Landlord shall within sixty (60) days of the date of such damage, decide whether or not to restore the Premises, and give Tenant notice in writing of such decision within such period. If Landlord elects not to restore the Premises or fails to give such written notice to Tenant within the 60-day period above mentioned the term of this Lease shall cease, terminate and expire upon such 60th day and Tenant shall vacate the Premises and surrender the same to Landlord. Upon termination of this Lease, under the conditions herein provided, Tenant's liability for rent shall cease and be adjusted as of the day following the casualty. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions shall govern and control in lieu thereof.

                If, however, Landlord elects to restore the Premises and gives notice to Tenant to such effect within the 60-day period above mentioned, then Landlord shall have a period of up to 180 days from the date of notification by Landlord to Tenant within which to restore the Premises to as feasibly near a condition to that which existed prior to the damage excluding only non-Building Standard Work or special improvements made by Tenant to the Premises. Such 180-day period shall be extended on a day-by-day basis for each day beyond the 60-day period above mentioned that Landlord does not receive the full insurance proceeds for the damage sustained.

                The obligation of Landlord under this Section 13 shall be expressly subject to Section 25 on Force Majeure.

14.     CONDEMNATION

                If the Premises or any part thereof shall be taken by any public or private authority through condemnation or eminent domain, Landlord shall immediately notify Tenant in writing.

                If such taking reduces the Premises by more than 25% (whether by a single taking or a series of takings) either party may terminate this Lease at any time by written notice to the other to be given within ninety (90) days of the date of the taking. Should Tenant or Landlord elect not to terminate this Lease, the Rent shall be reduced from and after such taking to an amount to be determined by multiplying the Rent which would otherwise have been due by a fraction of which the numerator shall be the number of square feet of the remaining portion of the Premises, and the denominator the number of square feet of the entire Premises.

                In the event this Lease is not terminated as above provided, Landlord covenants and agrees to restore and secure said Premises within 180 days of the expiration of the 90-day period above referred to.

                Whether this Lease is terminated or not, Landlord shall be entitled to all the proceeds of the condemnation award with respect to the value of the Building and/or Lot taken, and Tenant shall have no claim against Landlord or the condemning authority for any unexpired term of this Lease nor for any other leasehold interests. Tenant's only claims shall be for moving expenses and trade fixtures.

15.     CERTAIN RIGHTS RESERVED TO LANDLORD

                Landlord reserves the following rights:

                (a) To name the Building or the Property and, upon 60 days prior notice to Tenant, to change the name or street address of the Building or Meridian Centre.

                (b) To install and maintain a sign or signs on the exterior or interior of the Building or on the Lot provided any such sign or signs will not be located in the Premises except as may be required by law, regulation or administrative enactment.

                (c) To designate all sources furnishing sign painting and lettering, tap water, services affecting the structure of the Building or the Building's systems, and like services used on the Premises or in the Building. Notwithstanding the foregoing and notwithstanding any prohibition elsewhere in this Lease on cooking in the Premises, Tenant may install and use coffee machines, vending machines, refrigerators, stoves and microwave ovens for use by employees so long as the same are not prohibited under local, state or federal law.

                (d) To take possession of the Premises, during the last 90 days of the term if Tenant has then vacated the Premises and prepare the same for occupancy by another tenant or tenants.

                (e) To constantly have pass keys to the Premises. Upon request by Tenant, Landlord will notify Tenant of the individual responsible for the keys.

                (f) On reasonable prior notice to Tenant, to exhibit the Premises to prospective tenants and to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest during the term or any extension period hereof, if extended, provided that Landlord shall make reasonable efforts to minimize interference with Tenant's business operations.

                (g) At any time and without notice in the event of an emergency, and otherwise upon reasonable notice and at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises, the Building or to the Property, as may be necessary or desirable for the safety, protection or preservation of the Premises, the Building or the Property or Landlord's interests, or as may be necessary or desirable in the operation or improvement of the Premises, the Building or the Property or in order to comply with all laws, orders and requirements of governmental or other authority.

16.     LANDLORD'S REMEDIES

                All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of any violation or attempted material violation of any of the covenants, agreements or conditions of this Lease.

                (a) Bankruptcy; Re-organization. If Tenant shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, (ii) admit in writing its inability to pay its debts as they come due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law other than the federal Bankruptcy Code, or (v) file an answer admitting the material allegations of a petition filed against Tenant in any reorganization or insolvency proceeding, other than a proceeding commenced pursuant to the federal Bankruptcy Code, or if any order, judgment or decree shall be entered by any court of competent jurisdiction, except for a bankruptcy court or a federal court sitting as a bankruptcy court, adjudicating Tenant insolvent or approving a petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, and Tenant is unable to restore its financial position, stay any Bankruptcy proceeding or cure any of the aforementioned events of default within 60 days after such occurrence, then, in any such event and upon the passage of 60 days thereafter, Landlord may give to Tenant a notice of intention to end the term of this Lease specifying a day not earlier than ten (10) business days thereafter, and upon the giving of such notice the term of this Lease and all right, title and interest of Tenant hereunder shall expire as fully and completely on the day so specified as if that day were the date herein specifically fixed for the expiration of the term.

                (b) Default in Tenant Obligations. If Tenant defaults in the payment of Rent and such default continues for 10 days after written notice, or defaults in the prompt and full performance of any other provision of this Lease and such default continues for 30 days after written notice, or if such default cannot be cured within 30 days, Tenant does not commence to cure such default within 30 days and diligently pursue the same to completion thereafter, or if the leasehold interest of Tenant be levied upon under execution or be attached by process of law and such levy or attachment is not removed within 30 days thereafter, or if Tenant abandons the Premises and ceases to pay Rent hereunder for a period in excess of 30 days, then and in any such event Landlord may, at its election, either terminate this Lease and Tenant's right to possession of the Premises or, without terminating this Lease, endeavor to relet the Premises. Nothing herein shall be construed so as to relieve Tenant of any obligation, including the payment of Rent, as provided in this Lease.

                (c) Surrender of Possession; Landlord's Right to Re-Enter. Upon any termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and hereby grants to Landlord full and free license to enter into and upon the Premises to repossess Tenant of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

                (d) Re-Letting. If, pursuant to the provisions of this Lease, Landlord becomes entitled to elect, and Landlord does elect, without terminating this Lease, to endeavor to relet the Premises, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidence of tenancy, and take and hold possession thereof as in subsection (c) of this section provided, without such entry and possession terminating this Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full term as hereinafter provided. Upon and after entry into possession without termination of this Lease, Landlord may relet the Premises or any part thereof for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord shall determine to be reasonable. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by Landlord reasonably necessary or desirable, and Tenant shall, upon demand, pay the reasonable cost thereof, together with Landlord's reasonable expenses of the reletting. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount of the Rent reserved in this Lease, together with the cost of repairs, alterations, additions, redecorating and Landlord's expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.

                (e) Damages and Acceleration. If Landlord elects to terminate this Lease for any of the reasons specified in this Section 16, it being understood that Landlord may elect to terminate this Lease after and notwithstanding its election to terminate Tenant's right to possession as in subsection (b) of this Section 16, provided Landlord shall forthwith upon such termination be entitled to recover as damages, and not as a penalty, an amount equal to the then present value of the Rent provided in this Lease for the residue of the stated term hereof, less the present value of the fair rental value of the Premises for the residue of the stated term. The discount rate used to calculate present value shall be 10%.

                (f) Tenant's Personal Property. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, presentation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the term or of Tenant's right to possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

                (g) Landlord's Right to Perform Tenant's Obligations. Tenant agrees that if it shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, and after reasonable notice or demand and, except in cases of emergency, 10 days opportunity to cure and without waiving, or releasing Tenant from, any obligation under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, Landlord may pay expenses and employ counsel. If legal action is required to enforce performance by Tenant of any condition, obligation or requirement hereunder, the costs of any such action including attorneys' fees will be paid solely by the party not prevailing in such action. All sums so paid by Landlord and all expenses in connection therewith, together with interest thereon at the maximum rate permitted by law from the date of payment shall be deemed Additional Rent hereunder and payable at the time of any installment of Rent thereafter becoming due and Landlord shall have the same rights and remedies for the non-payment thereof, or of any other Additional Rent, as in the case of default in the payment of Rent.

17.     LATE CHARGE

                A late charge shall be due and owing on any installment of Rent not received by Landlord by the fifth (5th) business day of the calendar month in which due and on any monetary obligation of Tenant or charge due from Tenant not paid by Tenant when due. Such late charge shall equal four percent (4%) of the then unpaid monthly Rent, shall be billed by Landlord to Tenant with the Rent for the calendar month next following and shall be paid by Tenant together with the Rent due for such month.

18.     SUBORDINATION OF LEASE

                The rights of Tenant under this Lease shall be and are subject and subordinate at all times to all ground leases, and/or underlying leases, if any, now or hereafter in force against the Property, and to the lien of any mortgage or mortgages now or hereafter in force against such leases and/or the Property, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. This Section is self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall promptly execute such further instruments as may be requested by Landlord. Tenant, at the option of any mortgagee, agrees to attorn to such mortgagee in the event of a foreclosure sale or deed in lieu thereof. Upon request by Tenant, Landlord shall make reasonable efforts to assist Tenant in obtaining a non-disturbance agreement from any holder of a mortgage against the Building.

19.     NOTICES AND CONSENTS

                All notices, demands, requests, consents or approvals (collectively, "Notice") which may or are required to be given by either party to the other shall be in writing and shall be deemed given when actually delivered or the date delivery is rejected. All notices shall be sent by United States Certified or Registered Mail, postage prepaid return receipt requested, delivered by hand, or delivered by reputable courier providing written receipt of delivery.

                Such Notice shall be mailed or delivered as follows:


(a) if to Tenant: (until the Commencement Date, thereafter such Notice shall be mailed or delivered to Tenant at the premises)


               Genencor International, Inc.
               4 Cambridge Place
               1870 South Winton Road
               Rochester, New York 14618
               Attention:  Site Manager
        with a copy to:


                Genencor International, Inc.
                4 Cambridge Place
                1870 South Winton Road
                Rochester, New York 14618
                Attention:  Legal Department

(b)     if to Landlord:


                Meridian Centre Associates, L.P.
                c/o Natapow Management Group, Agent
                120 Corporate Woods, Suite 100
                Rochester, New York 14623
                Attention:  Lease Administration

        with a copy to:


                Woods, Oviatt, Gilman, Sturman & Clarke LLP
                700 Crossroads Building
                2 State Street
                Rochester, New York 14614
                Attention:  Mitchell S. Nusbaum, Esq.

                The parties may by written notice to the other designate a different person or entity to receive notices hereunder and/or a different address or addresses. If the term Tenant as used in this Lease refers to more than one person any Notice given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant.


20.     NO ESTATE IN LAND

                This contract and Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; and Tenant has only a usufruct which is not subject to levy and sale.


21.     INVALIDITY OF PARTICULAR PROVISIONS

                If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such invalidity is essential to the rights of either party in which event Landlord shall have the right to terminate this Lease on written notice to Tenant.

22.     WAIVER OF TRIAL BY JURY

                It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

23.     MISCELLANEOUS TAXES

                Tenant shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises other than those furnished and paid for by Landlord, if nonpayment thereof shall give rise to a lien on the real estate, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property, or upon Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's occupancy or fixtures, furnishings, equipment or personal property. Landlord shall pay any and all Real Estate Taxes assessed and levied against Meridian Centre, in each case prior to the respective delinquency dates thereof. If such taxes may be paid in installments, Landlord shall have the right to do so.

24.     BROKERAGE

                Tenant and Landlord represent and warrant that they have dealt with no broker, agent or other real estate sales person in connection with this Lease other than Natapow Realty Corporation, as exclusive broker to Landlord, and Pyramid Brokerage Company, as cooperating broker, and that, other than as herein expressly set forth, no broker, agent or such other person brought about this transaction. Landlord shall be responsible for the commission due Natapow Realty Corporation and Natapow Realty Corporation shall be responsible for the commission due to Pyramid Brokerage Company, pursuant to separate agreements. Tenant and Landlord agree to indemnify and hold each other harmless from and against any claims by any broker, agent or other real estate sales person claiming a commission or other form of compensation by virtue of this Lease or of having dealt with Tenant or Landlord with regard to this leasing transaction and should a claim for such commission or other compensation be made it shall be promptly paid or bonded by the party who has dealt with the person or entity making such claim. The provisions of this Section shall survive the termination of this Lease.

25.     FORCE MAJEURE

                Except as otherwise provided in this Lease and except as to the payment of Rent or other monies due under this Lease neither party shall be responsible for delays or inability to perform its obligations hereunder for causes beyond the control of such party including acts of other tenants, governmental restriction, regulation or control, labor dispute, accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, or fire or other casualty, but only for as long as such delay continues.

26.     PARKING

                Landlord shall provide Tenant, at no cost, with non-reserved parking spaces available, however, on a first-come, first-served basis. In addition, Landlord shall designate at least twenty (20) parking spaces as visitor spaces.

27.     REPETITIVE DEFAULTS

                In the event Tenant shall default (i) more than three times in any twelve month period by failing to pay Rent on or before the 5th business day of the month when due or (ii) more than three times in any six month period in the performance of any of its other obligations under this Lease, then, notwithstanding that such defaults shall have each been cured within the applicable grace period, Tenant shall no longer be entitled to any written notice and grace period for a subsequent default but such default shall be deemed deliberate and Landlord may thereafter enforce this Lease at law and/or in equity.

28.     DIRECTORY AND SIGNAGE

                Tenant shall have the right to have its name and suite number listed in the lobby directory, if any, located in the lobby of the Building and in the directory, if any, to be placed on the exterior monument in front of the Building. All such listings shall be in such size, lettering, color and form as are prescribed by Landlord from time to time. Upon request by Tenant and at Tenant's sole cost, Landlord shall change Tenant's listing in the directory.

29.     SPECIAL STIPULATIONS

                (a) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

                (b) No waiver of any default of Tenant or of Landlord hereunder shall be implied from any omission by Landlord or Tenant, as the case may be, to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

                (c) The term "Landlord" as used in this lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability from events which occur after the date of transfer. Any such release of Landlord under this section shall become effective only at such time as Landlord's transferee is deemed to be bound to the terms and provisions of this Lease. It is understood, however, that Landlord shall reimburse Tenant for any overpayments of Rent made by Tenant prior to the assignment and any prepayment of Rent for months subsequent to the assignment.

                (d) It is understood that Landlord may occupy portions of the Building in the conduct of Landlord's business. In such event, all references herein to other tenants of the Building shall be deemed to include Landlord as an occupant.

                (e) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being dispossessed or removed from the Premises because of default by Tenant pursuant to the covenants or agreements contained in this Lease.

                (f) Tenant specifically agrees to look solely to Landlord's equity interest in the Property for recovery of any judgment against Landlord. There shall be absolutely no personal liability of persons, partnerships, firms, corporations or other entities who at any time constitute the Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease. In addition, there shall be no personal liability hereunder to Tenant's shareholders.

                (g) The parties acknowledge that each party and its respective counsel have reviewed this Lease and that no rule construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease or any amendment or exhibits hereto.

                (h) This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings between the parties hereto with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease. Except as otherwise herein expressly provided, no subsequent alteration, amendment, change, waiver or addition to or of any provision of this Lease, nor any surrender of the Term, shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party against whom the same is charged or such party's successors in interest.

                (i) For the period between the date of execution hereof and December 8, 1999, neither Landlord nor Tenant shall make a public announcement regarding this Lease without the prior consent of the other, which consent shall not be unreasonably withheld.

30.     QUIET ENJOYMENT

                So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder and shall not be in default beyond any applicable grace period, Tenant shall at all times during the term herein granted peacefully and quietly have and enjoy possession of the Premises without any encumbrance, unreasonable nuisance or hindrance by, from, through or permitted by Landlord.

31.     ESTOPPEL CERTIFICATE BY TENANT

                Landlord and Tenant agree that from time to time upon not less than five (5) business days prior request of the other, to deliver to the party making the request a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (b) the dates to which the Rent and other charges have been paid, and (c) that, so far as the person making the certificate knows, the other party is not in default under any provision of this Lease, or if such were not to be the fact, then certifying such default of which the person making the certificate may have knowledge, it being understood that any such certificate so delivered may be relied upon by any landlord under any ground or underlying lease, or any prospective purchaser, lender, mortgagee, or any assignee of any mortgage on the Property or any party purchasing the assets of Landlord or Tenant, as the case may be, or acquiring the same by merger, succession or otherwise.

32.     INTENTIONALLY DELETED

33.     MOVING ALLOWANCE

                Provided that Tenant has not defaulted hereunder, Landlord shall provide Tenant with a moving allowance equal to Two Hundred Twenty Thousand Dollars ($220,000) (the "Moving Allowance"), which Moving Allowance shall be paid to Tenant within ten (10) days after the later to occur of (i) the Commencement Date or (ii) the date Tenant takes occupancy of the Premises.

34.     TERMINATION OPTION

                Tenant shall have the right to terminate this Lease as of December 31, 2006 (the "Termination Date") by timely notifying Landlord in writing of its intention to exercise such right at least twelve (12) months prior to the Termination Date (the "Termination Notice"), provided that no default has occurred hereunder as of the date Tenant provides the Termination Notice or at any time thereafter prior to the Termination Date. If Tenant timely exercises such termination right, then Tenant shall pay Landlord a termination payment equal to the sum of (a) the unamortized portion (amortized on a straight line basis over the number of months comprising the initial term of this Lease) of the sum of (i) Landlord's portion of the cost of the Work and the Generator, as described in Section 4, (ii) the brokerage commissions paid by Landlord in connection with this Lease, (which amount shall in no event exceed six percent (6%) of the Base Rent payable for the full ten (10) year term of the Lease),
(iii) Landlord's attorneys' fees and disbursements incurred in connection with this Lease (not to exceed $25,000), (iv) the Moving Allowance (as defined in
Section 33) provided by Landlord, and (v) the amount of the rental abatement provided by Landlord pursuant to Section 3(d), and (b) an amount equal to six
(6) monthly installments of Rent (at the rate that would have been in effect for the six (6) months following the Termination Date). Such termination payment shall be in addition to, and not in lieu of, the rental payments and other charges due hereunder through the Termination Date, and it is understood by the parties hereto that such termination payment shall be deemed to be recapture of inducements provided to Tenant to enter into this Lease and other costs and expenses incurred or suffered by Landlord in connection with this Lease. Tenant's termination payment shall be due in twelve
(12) equal monthly installments payable concurrently with each monthly installment of Base Rent due for calendar year 2006. If Tenant does not timely deliver the Termination Notice and timely make each installment of the termination payment in accordance with the terms of this Section 34 (time being of the essence), then Tenant's right to terminate this Lease pursuant to this
Section 34 shall immediately lapse and be of no further force or effect. If Tenant provides both the Termination Notice and each installment of the termination payment to Landlord but fails to vacate the Premises completely and in the condition required by this Lease on or before the Termination Date, then, at Landlord's option, (A) Tenant shall be treated as a holdover tenant subject to the terms of Section 8 hereof or (B) Tenant's right to terminate this Lease pursuant to this Section 34 shall lapse and be of no further effect. The right to terminate this Lease pursuant to this Section is personal to Genencor International, Inc. and may not be exercised by any transferee or assignee of Genencor International, Inc. (other than Permitted Transferees).

35.     FINANCIAL STATEMENTS

                Tenant shall provide Landlord with financial statements detailing the financial condition of Tenant. Such statements shall be provided upon request by Landlord and shall be audited or verified by a certificate of Tenant or if the same be a corporation by a certificate of a member of Tenant's senior management. Tenant shall further provide Landlord such additional financial statements in such form and such certifications as Landlord may from time to time reasonably request.

36.     ENTIRE AGREEMENT

                This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings between the parties hereto with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease. Except as otherwise herein expressly provided, no subsequent alteration, amendment, change, waiver or addition to or of any provision of this Lease, nor any surrender of the Term, shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party against whom the same is charged or such party's successors in interest.

37.     RECYCLING PROGRAM

                Landlord has instituted a recycling program for various types of non-hazardous waste products Tenant and Tenant's employees, guests and invitees will generate on the Premises. Tenant and Tenant's employees, guests and invitees agree to adhere to any and all rules and regulations and any future reasonable expense or surcharge Landlord may promulgate with respect to the recycling program and to actively participate in the program.

38.     AUTHORITY

                Tenant warrants and represents that it has full power and authority to execute this Lease on behalf of Tenant and that this Lease, once executed by the signatory of Tenant, shall constitute a legal and binding obligation of Tenant and is fully enforceable in accordance with its terms.

39.     EXHIBITS

                Exhibits "A" through "C" are attached hereto and are part of this Lease.

                IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

                                            LANDLORD:

WITNESS                                     MERIDIAN CENTRE ASSOCIATES, L.P.


   /s/                                      By:    /s/
---------------------------------              ---------------------------------
                                            Its:  General Partner

                                            TENANT:

WITNESS                                     GENENCOR INTERNATIONAL, INC.


   /s/                                      By:    /s/
---------------------------------              ---------------------------------

                                            Its:  Senior Vice President & CFO

                                    Exhibit A

                               200 Meridian Centre
                                   Third Floor

                               200 Meridian Centre
                                  Second Floor

                                    Exhibit B

                                 MERIDIAN CENTRE

                          BUILDING STANDARD WORKLETTER

                                 August 10, 1999

                The Landlord, at its expense, shall furnish and install, in accordance with the approved Tenant's Plans, the following materials and work, all to be Building Standard unless otherwise expressly stated. The Landlord may, however, substitute the materials described herein provided that any materials used in such substitution shall be of an equal or superior quality to that described herein.

A.      Lobby Walls and Core Wall

        1.      Finish

                The exposed surfaces are to receive a wall covering and wood paneling finish. The atrium lobbies will have glass space frame roofs, cherry railings and granite floors or equal. The second and third floor lobbies will have wood paneling and custom designed railings surrounding the atrium opening.

        2.      Doors-Frames

                Solid core doors with cherry veneer, 3' x 8' x 1-3/4" in dimension, will be installed in hollow metal frames with cherry molding.

        3.      Hardware

                Each swing door shall be provided with a minimum of one and one-half pairs of butts, a latch set, or lockset where required. A surface mounted door closer will be provided at such additional locations as may be required by the local code. All hardware shall be Schlage or equal.

        4.      Elevators

                Elevators will have brushed bronze trim and doors with a natural cherry formica Interior, bronzed mirror ceilings and recessed lights. One elevator will be oversized in height and depth for freight purposes and will be facing the west side entrance way to the Building. Ceilings in front of the elevators on all three floors will be our upgraded high quality designer series.

B.      Partitions and Doors

        1.      Partitions Separating Premises (Demising & Corridor)

                a.      Partitions

                        Partitions separating premises shall be constructed of metal studs with one layer of 1/2" gypsum board on each side and one layer of 1/2" sound board on one side, with each layer of the gypsum board extending to the underside of the floor construction above. The wall cavity will be filled with 3-1/2" fiberglass sound batt insulation.

                b.      Tenant Entrance Door

                        All doors shall have hollow metal frames and cherry casings. The 8'0" height doors shall be solid core cherry and shall be provided with two pairs of butts, a lockset, and a doorstop where required. A door closer will be provided for the principal entrance door to the premises and at such additional locations as may be required by local code. The locksets provided at the entrance will be master keyed to building standard and shall be Schlage or equal. Additionally, landlord shall install a 2' x 8' glass sidelite next to the entrance door.

                c.      Secondary Egress Doors

                        Secondary egress doors shall be provided as required by local code. The 8'0" height doors shall be solid core cherry set in hollow metal frames. Hardware shall be Schlage or equal.

        2.      Partitions Separating Offices Within Premises

                a.      Partitions

                        These partitions shall be constructed of metal studs with one layer of 1/2" gypsum board on each side extending six (6) inches through and above the acoustical ceiling.

                b.      Sound Reduction

                        Landlord can, at Tenant's expense, install sound reduction material consisting of one layer of 1/2" sound deadening board and, in the wall cavity, 3-1/2" fiberglass sound batt insulation.

                c.      Doors Within Premises

                        Doors shall have solid cherry door with hollow metal frames. Each 8'0" height door shall be solid core with cherry veneer and shall be provided with one and one-half pairs of butts, a latch set, and a doorstop where required. All hardware shall be Schlage or equal.

        3.      Flooring and Wall Base

                a. Tenant shall choose a carpet and/or a resilient vinyl tile (where required) from Landlord's selection. The Landlord shall, at his expense, install the selected carpet and/or resilient vinyl tile where designated by Tenant's contract documents.

                b. Landlord shall install a 4" vinyl wall base where designated by the Tenant's contract documents. The Landlord's architect shall assist, select and/or approve material. Provide vinyl wall base in "roll" quantity.

        C.      Ceilings

                1. Mechanically suspended acoustic tile ceilings shall be mineral fiber, Class "A" (non-combustible), 2' by 2' fissure-pattern, sound absorbent. Ceiling height is anticipated to be a minimum of 8'6" AFF.

                2. The Building will be fully sprinklered and sprinkler heads will be flush mounted in all finished office spaces and common areas.

        D.      Lighting

                1. Recessed fluorescent lighting fixtures with parabolic lens (2' x 4') with three (3) 34 watt rapid start tubes shall be installed by Landlord. Where required by design conditions, smaller recessed fluorescent fixtures may be substituted at Landlord's option.

                2. Miscellaneous fixtures, fluorescent and/or incandescent, shall be installed in mechanical spaces, toilet areas, stairwell and utility areas to conform to building operation requirements and existing codes.

                3. Wall switches of the single pole, quiet type, to the extent of one switch for each ten (10) lighting fixtures averaged in the open area shall be Installed by Landlord. Each private office shall have one (1) wall switch.

                4. Occupancy sensors will be provided in open areas and private offices in conjunction with local and state energy codes.

E.      Electrical and Telephone

        1. Duplex wall, base and floor receptacles (110v non-dedicated) shall be installed by Landlord. Floor mounted receptacles shall not exceed 10% of the total number of allowed receptacles.

        2. Power wiring circuits, including terminal devise (227 volt, 3 phase, grounded) shall be made available to Tenant as may be agreed between the parties in connection with Tenant's equipment at the rate of one per 6,000 square feet of leased area.

        3. Installation and expense of the wiring by the telephone company is the responsibility of the Tenant and shall conform to the National Electrical Code (Article 800, Paragraph 3, Section D). All wiring shall be teflon coated.

F.      Plumbing

        Wet stacks are available on the typical office floor containing cold and hot water, waste and vents. Tenant equipment can be connected at these points by the Landlord at Tenant's expense. This would encompass such items as private restrooms, wet bars, showers and kitchens.

G.      Painting and Wall Covering

        1. All wall surfaces shall receive a finish coat of building standard flat water based enamel off-white paint and one prime coat, or equal. Cherry doors, frames and casings shall have a stained finish and one coat of sealer and varnish. Metal frames shall be finish coated with two coats of semi-gloss enamel.

        2. Where the Tenant desires wall covering, the Landlord shall initially prepare walls to receive wall covering as designated by the Tenant's floor plan. Such wall covering shall be furnished and installed by Landlord at the Tenant's expense, unless otherwise noted as agreed to between the respective parties. Wall covering shall be subject to the Landlord's approval prior to installation.

        3. Public area corridors and lobbies on multi-tenant floors shall be finished in accordance with the Landlord's Architect's finish schedule.

H.      Sun-Control

        The Landlord shall install 1" building standard metal horizontal blinds to be Levolor or equal.

I.      Heating and Air Conditioning System

        1. The heating and air conditioning systems shall be designed to maintain interior temperatures for the comfortable use and occupancy of the space during business hours. Temperature and relative humidity ranges shall conform to ASHRAE Standards as adjusted for seasonality.

        2. Heating and cooling provided by decentralized electro-hydronic water source heat pumps with one unit per 1,400 square feet.

        3. The heat pump units are individually thermostatically controlled and are operable at any time of the day.

        4. Any supplemental or additional heating and thermostatic and/or air conditioning systems required by the Tenant shall be at the expense of the Tenant and only with the approval of the Landlord.

J.      Security System

        1. A security sub-system be installed which shall include one sub-zone control panel (key pad) located at Tenant's primary entrance, two passive infra-red beams (heat sensors), smoke detector and fire horn.

        2. If Tenant desires, and with Landlord's approval, additional sub-zone control panels, passive infra-red beams and other security features may be installed in Tenant's suite at Tenant's sole expense.

K.      Other

        Any and all other materials in excess of the quality of materials described herein shall be installed by landlord, subject to his prior approval, at the Tenant's expense.

                                   EXHIBIT "C"

                                Cleaning Schedule

Nightly - General:

                1.      Empty ashtrays and pick up paper.

                2.      Clean all drinking fountains.

                3.      High traffic carpeted areas vacuum cleaned.

                4.      Floors, other than carpet, swept.

                5.      Empty waste baskets and dust furniture.

                6.      Clean floors, main lobby and public corridor.

                7.      Freshen all public corridor and lobby sand urns.

                8.      Clean interior of all elevator cabs including floor.

                9.      Clean exterior of main lobby hatch doors (elevators).

                10.     Clean main lobby doors.

                11.     Sweep sidewalks.

Nightly - Lavatories:

                1.      All flooring washed nightly.

                2. All mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges washed and polished nightly.

                3. All basins, bowls, urinals and toilet seats (both sides) washed nightly.

                4. All partitions, tile walls, dispensers and receptacles dusted nightly.

                5. Paper towel and sanitary disposal receptacles emptied and cleaned nightly.

                6.      Dispensers filled with supplies.

Weekly:

                1.      All carpeted areas vacuum cleaned.

At Regular Intervals:

                1.      Wash all toilet walls.

                2.      Dust A/C wall and ceiling grills, wall hangings.

                3.      Clean exterior windows.

                                 LEASE AMENDMENT


                LEASE AMENDMENT, dated September 1, 1999, (the "Amendment") by and between MERIDIAN CENTRE ASSOCIATES, LP (the "Landlord") and GENENCOR INTERNATIONAL, INC., (the "Tenant").


                                   WITNESSETH

                WHEREAS, the Tenant leased approximately 43,472 square feet (the "Premises") located on the second and third floors of the building known as 200 Meridian Centre, Town of Brighton, County of Monroe, State of New York pursuant to a Lease dated August 16, 1999, (the "Lease");

                WHEREAS, Tenant shall hire and lease from Landlord an additional 472 square feet of Total Rentable Area located on the second floor as detailed herein on the attached second page of Exhibit A which shall replace said page previously attached to and made part of the Lease.

                WHEREAS, Landlord and Tenant now mutually desire to amend the Lease as herein set forth and are executing and delivering this Amendment for that purpose.

                NOW, THEREFORE, the parties hereto, in consideration of the covenants, agreements and terms, provisions, stipulations and conditions therein contained, hereby amend the Lease in the following respects, and only in the following respects.

                1. The "Witnesseth" section of the Lease is hereby modified in relevant part as follows:

                "Landlord hereby leases unto Tenant and Tenant hereby accepts from Landlord, that certain space consisting of approximately 43,944 square feet (the "Total Rentable Area") comprised of 34,528 rentable square feet making up the entire third floor
                (3rd) and known as Suite 300 and 9,416 rentable feet on the second floor (the "Premises") of the building ....."

                2. Section 3(a) Rent detailed in the Lease is hereby modified in relevant part as follows:

                "Tenant shall pay to Landlord...the annual sum of SEVEN HUNDRED EIGHTY SIX THOUSAND FIVE HUNDRED NINETY SEVEN AND 60/100 Dollars ($786,597.60), payable in monthly installments of SIXTY FIVE THOUSAND FIVE HUNDRED FORTY NINE AND 80/100 Dollars ($65,549.80) each promptly on the first day of every calendar month..."

                3. Section 3(b) Increase in Base Rent is hereby modified in relevant part and replaced with the following:

                      Annual             Monthly             Rental Rate
Lease Years         Base Rent           Base Rent          per Square Foot
-----------         ---------           ---------          ---------------
1-3                $786,597.60          $65,549.80             $17.90
4-7                $830,541.60          $69,211.80             $18.90
8-10               $874,485.60          $72,873.80             $19.90


                4. The last sentence of Section 3(f) Tenant's Share of Real Property Taxes is hereby modified to reflect Tenant's revised Pro-Rata Share to be 45.72%.

                5. Definitions. All terms defined in the Lease and used but not defined herein shall have the meaning set forth in the Lease.

                6. Applicability of Amendment. As amended hereby, the Lease shall continue unamended and in full force and effect. In the event of a conflict between the provisions of this Amendment and the Lease, the provisions of this Amendment shall control.

                IN WITNESS WHEREOF, the Landlord and the Tenant have respectively signed this Amendment as of the day and year first above written.

                                            GENENCOR INTERNATIONAL, INC.



WITNESS     /s/                             By:    /s/
       -----------------------------           ---------------------------------
                                            Its:   Senior Vice President & CFO
                                                --------------------------------

                                            MERIDIAN CENTRE ASSOCIATES, LP



WITNESS     /s/                             By:   /s/  Theodore F. Spall, Jr.
       -----------------------------           ---------------------------------

                                            Its:  Partner
                                                --------------------------------



                                       2